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                                                                EXHIBIT 4.2


                       ABT BUILDING PRODUCTS CORPORATION
                               One Neenah Center
                                   Suite 600
                             Neenah, WI 54956-3070


                                                        March 20, 1998


Securities and Exchange Commission
450 Fifth Avenue, N.W.
Washington, D.C. 20549


                       ABT Building Products Corporation
                          Annual Report on Form 10-K
                         (Commission File No. 0-21856)
                         -----------------------------

Ladies and Gentlemen:

        In accordance with Item 601(b)(4)(iii) of Regulation S-K, ABT Building Products Corporation (the "Registrant") has not filed herewith any instrument with respect to long term debt not being registered where the total amount of securities authorized thereunder does not exceed ten percent (10%) of the total assets of the Registrant and its subsidiaries on a consolidated basis. The Registrant hereby agrees to furnish a copy of any such agreement to the Securities and Exchange Commission upon request.

                                Very truly yours,


                                ABT Building Products Corporation



                                By:   /s/ Joseh P. O'Neill
                                   -------------------------
                                   Joseph P. O'Neill
                                   Vice President and Chief Financial Officer